Exhibit 10.3

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of October 15, 2014, is by and among Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”) and its wholly owned subsidiary Computershare Trust Company N.A., a federally chartered trust company (together with Computershare, the “Warrant Agent”).

WHEREAS, on August 6, 2014, the Company (the “Debtor”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under the case 14-12303 (SHL);

WHEREAS, on August 6, 2014, the Debtor filed the Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (as amended or supplemented from time to time, the “Plan of Reorganization”);

WHEREAS, on September 22, 2014, the Bankruptcy Court entered an order confirming the Plan of Reorganization, and the Company emerged from its chapter 11 bankruptcy proceedings on the date first written above (the “Effective Date”);

WHEREAS, pursuant to the Plan of Reorganization, the Company will issue on or as soon as practicable after the Effective Date, warrants (the “Warrants”) to purchase shares of the common stock of the reorganized Company (“Common Stock”), representing an aggregate total of 7.5% of the total number of shares of New Eagle Common Stock issuable pursuant to the Plan (subject to dilution as set forth in the Plan of Reorganization) to holders of Equity Interests (as defined in the Plan of Reorganization);

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, call, exercise and cancellation of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned, either by manual or facsimile signature, by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1        Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)        “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

(b)        “Appropriate Officer” has the meaning set forth in Section 3.2(a) hereof.

(c)        “Beneficial Holder” means, with respect to any Warrants represented by a Global Warrant Certificate, any person or entity that “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) such Warrants.

(d)        “Board of Directors” means the Board of Directors of the Company.

(e)        “Book-Entry Warrants” has the meaning set forth in Section 3.1(c) hereof.

(f)        “Business Day” means any day that is not (i) a Saturday or Sunday or a day on which the New York Stock Exchange is closed and, (ii) in the event that the Warrants or Common Stock are listed on a national securities exchange other than the New York Stock Exchange, a day on which such national securities exchange is closed.

(g)        “Certificated Warrants” has the meaning set forth in Section 3.1(c) hereof.

(h)        “Current Sale Price” of the Common Stock on any date of determination means:

(i)     if the Common Stock is listed on the New York Stock Exchange or The NASDAQ Stock Market on such date, the average closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten (10) consecutive trading days immediately prior to such date of determination, as reported by the New York Stock Exchange or The NASDAQ Stock Market, as applicable;

(ii)     if the Common Stock is not listed on the New York Stock Exchange or The NASDAQ Stock Market on such date, the average closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the high bid and low asked prices or, if more than one in either case, the average of the average high bid and low asked prices) for the ten (10) consecutive trading days immediately prior to such date of determination, as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded;

(iii)     if the Common Stock is not listed on a U.S. national or regional securities exchange, the average last quoted sale price for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the ten (10) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization; or

(iv)     in all other cases, as determined in good faith by the Board of Directors.

The Closing Sale Price shall be determined without reference to early hours, after hours or extended market trading.

The Current Sale Price shall be appropriately adjusted by the Company in good faith if the “ex date” (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) occurs during the ten consecutive trading days immediately prior to the day as of which the Current Sale Price is being determined.

For these purposes the term “ex date”, when used:

(i)     with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the sale price or bid and ask prices, as applicable, were obtained without the right to receive such issuance or distribution;

(ii)     with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(iii)     with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such offer.

Whenever such adjustments shall be made to the Current Sale Price as may be necessary or appropriate to effectuate the intent of this Warrant Agreement and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(i)        “Common Stock” has the meaning set forth in the Recitals, and shall include any successor security as a result of any recapitalization, reorganization, reclassification or similar transaction involving the Company.

(j)        “Computershare” has the meaning set forth in the preamble.

(k)        “Date of Issuance” has the meaning set forth in Section 3.1(a) hereof.

(l)        “Depositary” has the meaning set forth in Section 3.1(c) hereof.

(m)        “Direct Registration Warrants” has the meaning set forth in Section 3.1(c) hereof.

(n)         “Effective Date” has the meaning set forth in the Recitals.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Exercise Date” means any date, on or prior to the expiration of the Exercise Period, on which the Registered Holder exercises the right to purchase the Warrant Exercise Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein.

(q)        “Exercise Form” has the meaning set forth in Section 4.3(b) hereof.

(r)        “Exercise Price” has the meaning set forth in Section 4.1 hereof.

(s)        “Exercise Period” has the meaning set forth in Section 4.2 hereof.

(t)        “Fully Diluted” means all Common Stock outstanding as of the applicable measurement date together with all Common Stock then issuable upon (i) the conversion of convertible securities of the Company at the then applicable conversion rate, and (ii) the exercise of any options or warrants then exercisable for Common Stock; provided that, for purposes of clauses (i) and (ii), all conditions to the convertibility and/or exercisability of convertible securities, options and warrants of the Company, shall be deemed to have been satisfied.

(u)        “Global Warrant Certificates” has the meaning set forth in Section 3.1(c) hereof.

(v)         “Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

(w)        “Holder” has the meaning set forth in Section 4.1 hereof.

(x)         “Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, the Republic of the Marshall Islands, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

(y)        “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of a majority of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock, other than a transaction which triggers an adjustment pursuant to Sections 5.1(a), (b) or (c).

(z)        “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

(aa)      “Plan of Reorganization” has the meaning set forth in the Recitals.

(bb)     “Pro Rata Repurchase Offer” means any offer to purchase shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock to purchase or exchange their shares of Common Stock, in the case of both (i) or (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.

(cc)     “Registered Holder” has the meaning set forth in Section 3.4(d) hereof.

(dd)     “Requisite Holders” means Registered Holders of Warrants exercisable for a majority of the Common Stock issuable upon exercise of all Warrants then outstanding.

(ee)     “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(ff)      “Securities Act” means the Securities Act of 1933, as amended.

(gg)     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity (other than a corporation), a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the general partner, the managing member or entity performing similar functions of such partnership, limited liability company or other business entity.

(hh)     “Third Party Cash Sale” means in any such case with a purchaser that is not an Affiliate of the Company: (i) any merger, consolidation, or other similar transaction or series of transactions to which the Company is a party and pursuant to which the Company is not the surviving Person in such transaction and the consideration received by the Company’s shareholders (directly or indirectly) consists solely of cash or (ii) the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole and the consideration received by the Company’s shareholders (directly or indirectly) consists solely of cash.

(ii)      “Third Party Sale Closing” has the meaning set forth in Section 5.1(e) hereof.

(jj)       “Third Party Sale Price” means, with respect to any Third Party Cash Sale, the quotient of (x) the aggregate cash consideration received by the shareholders (directly or indirectly) in connection with the applicable Third Party Cash Sale, divided by (y) the number of Fully Diluted Shares of Common Stock outstanding immediately before the Third Party Sale Closing.

(kk)      “Warrant Agent” has the meaning set forth in the preamble and shall include any successor to the Warrant Agent pursuant to Section 8.1 hereof.

(ll)         “Warrant Certificate” has the meaning set forth in Section 3.1(c) hereof.

(mm)     “Warrant Exercise Shares” means the shares of Common Stock issued upon the applicable exercise of a Warrant.

(nn)     “Warrant Register” has the meaning set forth in Section 3.4(c) hereof.

(oo)     “Warrant Restrictions” has the meaning set forth in Section 3.1(c) hereof.

(pp)     “Warrant Statements” has the meaning set forth in Section 3.1(c) hereof.

(qq)     “Warrants” has the meaning set forth in the Recitals.

Section 1.2         Rules of ConstructionSection 1.3     .

(a)       The singular form of any word used herein, including the terms defined in Section 1.1 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

(b)       Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole.

(c)       References to “$” are to dollars in lawful currency of the United States of America.

(d)       The Exhibits attached hereto are an integral part of this Agreement.

Article II

APPOINTMENT OF WARRANT AGENT

Section 2.1      Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the express terms and subject to the conditions set forth in this Agreement (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement.

Article III

WARRANTS

Section 3.1     Issuance of Warrants.

(a)     On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on or as soon as practicable after the Effective Date (such date, the “Date of Issuance”), the Company will issue and distribute the Warrants.

(b)     The maximum number of shares of Common Stock issuable pursuant to exercise of the Warrants shall be 3,040,540 shares, as such amount may be adjusted from time to time pursuant to this Agreement.

(c)     Unless otherwise provided in this Agreement, the Warrants (such Warrants being referred to as “Book-Entry Warrants”) shall be issued through the book-entry facilities of The Depository Trust Company, as depositary (the “Depositary”), in the form of one or more global warrant certificates (“Global Warrant Certificates”), duly executed on behalf of the Company and countersigned, either by manual or facsimile signature, by the Warrant Agent, in the manner set forth in Section 3.2(b) below, which the Company shall deliver, or cause to be delivered to the Depositary, on or promptly after the Effective Date. Notwithstanding the foregoing, any Warrants which are not issuable through the mandatory reorganization function of the Depositary shall either be (x) represented by certificates (including the Global Warrant Certificates, “Warrant Certificates”; and any Warrant represented by a Warrant Certificate, other than a Global Warrant Certificate, being referred to as a “Certificated Warrant”) or (y) issued by electronic entry registration on the books of the Warrant Agent (“Direct Registration Warrants”) and shall be reflected on statements issued by the Warrant Agent from time to time to the holders thereof (the “Warrant Statements”); provided that any Certificated Warrants or Direct Registration Warrants that are not subject to any restriction on transfer or exercise, or are not subject to any vesting requirements (such restrictions or requirements, “Warrant Restrictions”), may be exchanged at any time for a corresponding number of Book-Entry Warrants, in accordance with Section 6.1(c) and the applicable procedures of the Depositary and the Warrant Agent.

(d)     The Company shall provide an opinion of counsel concurrent with the execution of this Agreement by the parties. The opinion shall state that all warrants or Common Stock, as applicable, are: (1) either, registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (2) validly issued, fully paid and non-assessable.

Section 3.2      Form of Warrant.

(a)     Subject to Section 6.1 of this Agreement, the Global Warrant Certificates, with the forms of election to exercise and of assignment printed on the reverse thereof, shall be in substantially the form set forth in Exhibit A-1 attached hereto. The Warrant Certificates, with the forms of election to exercise and of assignment printed on the reverse thereof, shall be in substantially the form set forth in Exhibit A-2 attached hereto. The Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements placed thereon as may be required by the Depositary (including as provided in Section 3.2(b)) or to comply with any Law or with any rules or regulations made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, or, be determined by the Chief Executive Officer or Chief Financial Officer of the Company (each, an “Appropriate Officer”) executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates, provided any such insertions, omissions, substitutions or variations shall be reasonably acceptable to the Warrant Agent; and provided further, in each case, that they do not affect the rights, duties, obligations, responsibilities, liabilities or indemnities of the Warrant Agent.

(b)     The Global Warrant Certificates shall bear a legend substantially in the form indicated therefor on Exhibit A-1. The Global Warrant Certificates shall be deposited on or after the Date of Issuance with the Warrant Agent and registered in the name of Cede & Co., as the nominee of the Depositary. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 3.3      Execution of Warrant Certificates.

(a)     The Warrant Certificates shall be signed on behalf of the Company by an Appropriate Officer. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b)     If any Appropriate Officer who shall have signed any of the Warrant Certificates shall cease to be such Appropriate Officer before the Warrant Certificates so signed shall have been countersigned, either by manual or facsimile signature, by the Warrant Agent or delivered or disposed of by or on behalf of the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of with the same force and effect as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

(c)     A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

Section 3.4      Registration and Countersignature.

(a)     Upon receipt of a written order of the Company signed by an Appropriate Officer instructing the Warrant Agent to do so, the Warrant Agent (i) shall upon receipt of Warrant Certificates, including the Global Warrant Certificates, duly executed on behalf of the Company, countersign, either by manual or facsimile signature, such Warrant Certificates evidencing Warrants, and record such Warrant Certificates, including the Registered Holders thereof, in the Warrant Register, and (ii) shall register in the Warrant Register any Direct Registration Warrants in the names of the initial Registered Holders thereof. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Certificated Warrants or Direct Registration Warrants and the name of the Registered Holders thereof, and the number of Warrants that are to be issued as Book-Entry Warrants, and the Warrant Agent may rely conclusively on such written order. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company shall not instruct the Warrant Agent to register any Direct Registration Warrants unless and until the Warrant Agent shall notify the Company in writing that it has the capabilities to accommodate Direct Registration Warrants.

(b)     No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

(c)     The Warrant Agent shall keep or cause to be kept, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Certificated Warrants or Direct Registration Warrants, and the Warrants represented by Global Warrant Certificates, and exchanges, cancellations and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in a form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on any Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that any payments required by the immediately preceding sentence have been made.

(d)     Prior to due presentment for registration of transfer or exchange of any Warrants in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name such Warrants are registered upon the Warrant Register (the “Registered Holder” of such Warrants) as the absolute owner of such Warrants, for all purposes including, without limitation, for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

Article IV

TERMS AND EXERCISE OF WARRANTS

Section 4.1      Exercise Price. Each Warrant shall entitle (i) in the case of the Certificated Warrants or Direct Registration Warrants, the Registered Holder thereof and (ii) in the case of Book-Entry Warrants, the Beneficial Holder thereof ((i) and (ii) collectively, the “Holder”), subject to the provisions of the Warrants and this Agreement, the right to purchase from the Company one share of Common Stock (subject to adjustment from time to time as provided in Article V hereof), at the price of $27.82 per share (subject to adjustment from time to time as provided in Article V, the “Exercise Price”).

Section 4.2      Exercise Period. Warrants may be exercised by the Holder thereof, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time after the Date of Issuance and prior to 5:00 P.M., New York time on the seventh (7th) anniversary of the Effective Date (the “Exercise Period”). To the extent that a Warrant or portion thereof is not exercised prior to the expiration of the Exercise Period, it shall be automatically cancelled with no action by any Person, and with no further rights thereunder, upon such expiration.

Section 4.3      Method of Exercise.

(a)     In connection with the exercise of any Warrant, the Exercise Price shall be paid as provided in this Section 4.3(a). In connection with the exercise of any Warrants, the Holder of such Warrants shall exchange the Common Stock purchase rights represented thereby by surrendering such Warrant (or portion thereof) to the Warrant Agent for the number of Warrant Exercise Shares being exercised, up to the aggregate number of Warrant Exercise Shares for which the Warrants are exercisable, from which the Company shall withhold and not issue to such Holder, in payment of the Exercise Price thereof, a number of such Warrant Exercise Shares equal to (x) the number of Warrant Exercise Shares for which the Warrants are being exercised, multiplied by (y) the Exercise Price, and divided by (z) the Current Sale Price on the Exercise Date (and such withheld shares shall no longer be issuable under such Warrants, and the Holder shall not have any rights or be entitled to any payment with respect to such withheld shares). Upon exercise of any Warrants, the Warrant Agent will promptly deliver written notice to the Company to confirm the number of shares of Common Stock issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation to calculate, the number of shares of Common Stock issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Agreement. Such written notice from the Company shall also set forth the cost basis for such shares of Common Stock issued pursuant to such cashless exercise.

  (b)        Subject to the terms and conditions of the Warrants and this Agreement, the Holder of any Warrants may exercise, in whole or in part, such Holder’s right to purchase the Warrant Exercise Shares issuable upon exercise of such Warrants by: (x) in the case of Certificated Warrants, properly completing and duly executing the exercise form for the election to exercise such Warrants (including the exercise forms referred to in clauses (y) and (z) below, an “Exercise Form”) appearing on the reverse side of the Warrant Certificates, (y) in the case of Direct Registration Warrants, providing an Exercise Form substantially in the form of Exhibit B hereto, properly completed and duly executed by the Registered Holder thereof, to the Warrant Agent, and (z) in the case of Book-Entry Warrants, providing an Exercise Form substantially in the form of Exhibit C hereto or otherwise complying with the practices and procedures of the Depositary and its direct and indirect participants, as applicable.

  (c)        Any exercise of Warrants pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with the terms of the Warrants and this Agreement.

  (d)        In the case of Certificated Warrants, upon receipt of the Warrant Certificate with the properly completed and duly executed Exercise Form, or in the case of Direct Registration Warrants, upon receipt of an Exercise Form, in each case pursuant to Section 4.3(b), the Warrant Agent shall:

(i)     examine the Exercise Form and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Form and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)     if an Exercise Form or other document appears, on its face, to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)     inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the information provided on any Exercise Form received and the information on the Warrant Register;

(iv)     advise the Company no later than three (3) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Warrant Exercise Shares in respect of which the Warrants are requested to be exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Common Stock deliverable upon such exercise, subject to timely receipt of such information by the Warrant Agent, and (C) such other information as the Company shall reasonably request; and

(v)     subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company, and written instructions from the Company, liaise with the transfer agent for the Common Stock for the issuance and registration (in electronic entry form, in the case of Direct Registration Warrants) of the number of shares of Common Stock issuable upon exercise of the Warrants in accordance with the Exercise Form.

The Company reserves the right reasonably to reject any and all Exercise Forms that it determines, in its sole discretion, are not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Any such determination by the Company shall be final and binding on the Holders of the Warrants, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to any particular exercise of Warrants or any defects in the Exercise Form(s) with regard to any particular exercise of Warrants. The Company shall provide prompt written notice to the Warrant Agent of any such rejection or waiver.

  (e)        In the case of Book-Entry Warrants, the Company and the Warrant Agent shall cooperate with the Depositary and its direct and indirect participants in order to effectuate the exercise of such Warrants, in accordance with the applicable practices and procedures of the Depositary and such participants, including the manner of delivery of notice of exercise by the Beneficial Holders thereof, which may be substantially in the form of Exhibit C or in such other form as shall be prescribed by such participants, as applicable.

  (f)        Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

  (g)        All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 4.4       Issuance of Common Stock.

(a)      Upon the effectiveness of any exercise of any Warrants pursuant to Section 4.3, the Company shall, subject to Section 4.6, promptly at its expense, and in no event later than five (5) Business Days thereafter, cause to be issued as directed by the Holder of such Warrants the total number of whole shares of Common Stock for which such Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V) in such denominations as are requested by the Holder as set forth below:

(i)     in the case of the exercise of any Certificated Warrants or Direct Registration Warrants by the Registered Holder thereof, by electronic entry on the books of the Company's transfer agent, registered as directed by the Holder, and

(ii)     in the case of the exercise of any Book-Entry Warrants by the Beneficial Holder thereof, by same-day or next-day credit to the Depositary in accordance with the practices and procedures of the Depositary and its respective participants, delivered to such account as directed by the Holder.

(b)      Notwithstanding the five (5) Business Day period set forth in Section 4.4(a), the Warrant Exercise Shares shall be deemed to have been issued at the time at which all of the conditions to such exercise have been fulfilled, and the Holder, or other person to whom the Holder shall direct the issuance thereof, shall be deemed for all purposes to have become the holder of such Warrant Exercise Shares at such time.

Section 4.5        Reservation of Shares(a)     . The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, a number of shares of Common Stock equal to the aggregate Warrant Exercise Shares issuable upon the exercise of all outstanding Warrants. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents or any requirements of any national securities exchange upon which shares of Common Stock may be listed. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

Section 4.6       Fractional Shares. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of any Warrants, and in any case where a Registered Holder of Warrants would, except for the provisions of this Section 4.6, be entitled under the terms thereof to receive a fraction of a share upon the exercise of such Warrants, the Company shall, upon the exercise of such Warrants, issue or cause to be issued only the largest whole number of Warrant Exercise Shares issuable upon such exercise (and such fraction of a share will be disregarded, and the Holder shall not have any rights or be entitled to any payment with respect to such fraction of a share); provided that the number of whole Warrant Exercise Shares which shall be issuable upon the contemporaneous exercise of any Warrants shall be computed on the basis of the aggregate number of Warrant Exercise Shares issuable upon exercise of all such Warrants.

Section 4.7       Close of Books; Par Value. The Company shall not close its books against the transfer of any Warrants or any Warrant Exercise Shares in any manner which interferes with the timely exercise of such Warrants. The Company shall use commercially reasonable efforts to, from time to time, take all such action as may be necessary to assure that the par value per share of the unissued shares of Common Stock acquirable upon exercise of the Warrants is at all times equal to or less than the Exercise Price then in effect.

Section 4.8       Payment of TaxesSection 4.9     . In connection with the exercise of any Warrants, the Company shall not be required to pay any tax or other charge imposed in respect of any transfer involved in the Company’s issuance and delivery of shares of Common Stock (including certificates therefor) (or any payment of cash or other property in lieu of such shares) to any recipient other than the Holder of the Warrants being exercised, and in case of any such tax or other charge, the Warrant Agent and the Company shall not be required to issue or deliver any such shares (or cash or other property in lieu of such shares) until (x) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (y) it has been established to the Company’s and the Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid. For the avoidance of doubt, the Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes or charges, unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

Article V

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF
WARRANT EXERCISE SHARES

In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Article V, and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as provided in this Article V.

Section 5.1       Adjustments.

(a)     Subdivision or Combination of Common Stock. If the Company at any time after the issuance of the Warrants but prior to the expiration of the Exercise Period subdivides (by any stock split, stock dividend or reclassification) the Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Warrant Exercise Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company at any time prior to the expiration of the Exercise Period combines (by reverse stock split or reclassification) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately increased, and the number of Warrant Exercise Shares issuable upon exercise of each Warrant shall be proportionately decreased. Any adjustment under this Section 5.1(a) shall become effective immediately upon the effectiveness of such subdivision or combination.

(b)     Distributions. If the Company at any time after the issuance of the Warrants but prior to the expiration of the Exercise Period fixes a record date for the making of a distribution to all holders of shares of the Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends or distributions referred to in Section 5.1(a)), then, in each such case, the Exercise Price in effect prior to such record date shall be adjusted thereafter to the price determined by the following formula:

EP1 = EP0 x (CP0 - FV)/CP0

where

EP1	=	the Exercise Price in effect immediately following the application of the adjustments in this Section 5.1(b);

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 5.1(b);

CP0	=	the Current Sale Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way without the right to receive such distribution; and
FV	=	the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock, as determined by the Board of Directors, acting in good faith.

Such adjustment shall be made successively whenever such a record date is fixed (an “Adjustment Event”). The Company will provide reasonable notice to the Warrant Agent in advance of an Adjustment Event. In such Adjustment Event, the number of Warrant Exercise Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Exercise Shares issuable upon the exercise of each Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment.

In the event that such distribution is not so made, the Exercise Price and the number of Warrant Exercise Shares issuable upon exercise of the Warrants then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Warrant Exercise Shares that would then be issuable upon exercise of the Warrants if such record date had not been fixed.

The Warrant Agent shall have no obligation under this Agreement to determine whether an Adjustment Event has occurred or to calculate any of the adjustments set forth herein.

(c)     Pro Rata Repurchase Offer of Common Stock. If at any time after the issuance of the Warrants but prior to the expiration of the Exercise Period the Company consummates a Pro Rata Repurchase Offer of Common Stock, then the Exercise Price shall be reduced to the price determined by the following formula:

EP1 = EP0 x (OS0 x CP0) – AP

(OS0 – SP) x CP0

where

EP1	=	the Exercise Price in effect immediately following the application of the adjustments in this Section 5.1(c) (but in no event greater than EP0);

EP0	=	the Exercise Price in effect immediately prior to the application of the adjustments in this Section 5.1(c);

OS0	=	the number of Fully Diluted shares of Common Stock outstanding immediately before consummation of such Pro Rata Repurchase Offer;

CP0	=

the Current Sale Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase Offer;

AP	=

the aggregate purchase price (including the fair market value, as determined in good faith by the Board of Directors, of any non-cash consideration included therein) paid for the shares of Common Stock in the Pro Rata Repurchase Offer; and

SP	=	the number of shares of Common Stock so repurchased in the Pro Rata Repurchase Offer.

In such event, the Warrant Exercise Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the Warrant Exercise Shares issuable upon the exercise of each Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the adjustment by (y) the new Exercise Price immediately following such adjustment. For the avoidance of doubt, no increase to the Exercise Price or decrease in the Warrant Exercise Shares issuable upon exercise of the Warrants shall be made pursuant to this Section 5.1(c).

In the event of any adjustments made pursuant to this Section 5.1, The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the applicable cashless exercise ratio. The number of shares of Common Stock to be issued on such exercise will be determined by the company (with written notice thereof to the Warrant Agent) using the formulae set forth in this Section 5.1. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock to be issued on such exercise, pursuant to this Section 5.1, is accurate or correct.

(d)         Reorganization, Reclassification, Consolidation, Merger or Sale. In connection with any Organic Change prior to the expiration of the Exercise Period, the Company shall make appropriate provision to ensure that the Holders of the Warrants shall have the right to acquire and receive, upon exercise of such Warrants, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if the holder had exercised such Warrant immediately prior to such Organic Change) with respect to or in exchange, as applicable, for the number of Warrant Exercise Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Organic Change.

(e)         Third Party Cash Sale. Notwithstanding Section 5.1(d) or anything contained in this Agreement,  in the event of any Third Party Cash Sale, the Company shall pay (or cause to be paid) to the Holders, with respect to each unexercised Warrant outstanding immediately prior to the consummation of such Third Party Cash Sale (the “Third Party Sale Closing”), cash in an amount equal to the excess, if any, of the Third Party Sale Price over the Exercise Price; provided, however, that no Holder shall be entitled to any payment hereunder with respect to any portion of the Third Party Sale Price that is contingent, deferred or escrowed unless and until such amounts are actually paid to the holders of Common Stock or to the Company or its Subsidiaries, as applicable.  Upon the occurrence of a Third Party Sale Closing, all unexercised Warrants outstanding immediately prior to the Third Party Sale Closing shall automatically be terminated and cancelled and the Company shall thereupon cease to have any further obligations or liability with respect to the Warrants, except as required by this Section 5.1(e).  For the avoidance of doubt, the Holders shall not be entitled to any payment or consideration with respect to any Third Party Cash Sale with respect to which the Third Party Sale Price is equal to or less than the Exercise Price.

Section 5.2          Notices. Whenever the number and/or kind of Warrant Exercise Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a written statement setting forth the adjusted number and/or kind of shares issuable upon the exercise of Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Registered Holder in the manner provided in Section 9.2 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying upon any such written notice delivered in accordance with this Section 5.2, and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such written notice. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to investigate or confirm whether the information contained in any such written notice complies with the terms of this Agreement or any other document, including the Warrant Certificates. The Warrant Agent shall have no duty to determine when an adjustment under this Article V should be made, how any such adjustment should be calculated, or the amount of any such adjustment.

Section 5.3          Form of Warrant After Adjustments. The form of the Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number and/or kind of shares issuable upon exercise of the Warrants, and Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated therein, as initially issued. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate (including the rights, duties, liabilities or obligations of the Warrant Agent), and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate, may be in the form so changed.

Section 5.4     Deferral or Exclusion of Certain Adjustments   No adjustment to the Exercise Price or the number of Warrant Exercise Shares shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the applicable Exercise Price or the number of Warrant Exercise Shares; provided that any adjustments which by reason of this Section 5.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the shares of Common Stock. All calculations under this Section shall be made to the nearest one one-thousandth (1/1,000) of one cent ($0.01) or to the nearest one one-thousandth (1/1,000) of a share, as the case may be.

Article VI

TRANSFER AND EXCHANGE
OF WARRANTS

Section 6.1           Registration of Transfers and Exchanges.

(a)          Transfer and Exchange of Book-Entry Warrants. The Transfer (as defined below) and exchange of Book-Entry Warrants shall be effected through the Depositary and its direct and indirect participants, in accordance with the practices and procedures therefor of the Depositary and such participants. As used herein, “Transfer” means any transfer, sale, assignment or other disposition.

(b)          Exchange of Book-Entry Warrants for Certificated Warrants or Direct Registration Warrants. If at any time:

(i)     the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii)     the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Certificated Warrants or Direct Registration Warrants under this Agreement, then upon written instructions signed by an Appropriate Officer of the Company, the Warrant Agent shall register and issue Certificated Warrants, or shall register Direct Registration Warrants, in an aggregate number equal to the number of Book-Entry Warrants represented by the Global Warrant Certificates, in accordance with such written instructions. Such written instructions provided by the Company shall state that the Certificated Warrants or Direct Registration Warrants issued in exchange for Book-Entry Warrants pursuant to this Section 6.1(a) shall be registered in such names and in such amounts as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent.

(c)           Transfer and Exchange of Certificated Warrants or Direct Registration Warrants. When Certificated Warrants or Direct Registration Warrants are presented to the Warrant Agent with a written request:

(i)     to register the Transfer of such Certificated Warrants or Direct Registration Warrants; or

(ii)     to exchange such Certificated Warrants or Direct Registration Warrants for an equal number of Certificated Warrants or Direct Registration Warrants, respectively, of other authorized denominations, the Warrant Agent shall register the Transfer or make the exchange, and in the case of Certificated Warrants shall issue such new Warrant Certificates, as requested if its customary requirements for such transactions are met, provided, that (A) the Warrant Agent shall have received (x) a written instruction of Transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing, (y) a written order of the Company signed by an Appropriate Officer authorizing such exchange and (z) in the case of Certificated Warrants, surrender of the Warrant Certificate or Certificate(s) representing same duly endorsed for Transfer or exchange.

(d)         Exchange of Certificated Warrants or Direct Registration Warrants for Book-Entry Warrants. Certificated Warrants or Direct Registration Warrants that are not subject to any Warrant Restrictions or subject to the restrictions set forth in Section 6.4, may be exchanged for Book-Entry Warrants upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate written instruments of transfer with respect to such Certificated Warrants or Direct Registration Warrants, in form satisfactory to the Warrant Agent, and in the case of Certificated Warrants, surrender of the Warrant Certificate or Certificate(s) representing same duly endorsed for Transfer or exchange, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Certificated Warrants or Direct Registration Warrants, then the Warrant Agent shall cancel such Certificated Warrants or Direct Registration Warrants on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Book-Entry Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, or if the Global Warrant Certificates then outstanding cannot be used for such purposes, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a new Global Warrant Certificate representing the appropriate number of Book-Entry Warrants. Any such transfer shall be subject to the Company’s prior written approval.

(e)     Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for Certificated Warrants or Direct Registration Warrants, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)     Restrictions on Transfer. No Warrants or Warrant Exercise Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities Laws or the Company’s articles of incorporation.

(g)     Exchange of Global Warrant Certificate. A Global Warrant Certificate may be exchanged for another Global Warrant Certificate of like or similar tenor for purposes of complying with the practices and procedures of the Depositary.

(h)     Cancellation of Global Warrant Certificate. At such time as all beneficial interests in a Global Warrant Certificates have either been exchanged for Certificated Warrants or Direct Registration Warrants, redeemed, repurchased or cancelled, the Global Warrant Certificate shall be returned to, or retained and cancelled pursuant to applicable Law by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2      Obligations with Respect to Transfers and Exchanges of Warrants.

(a)     All Certificated Warrants or Direct Registration Warrants issued upon any registration of transfer or exchange of Certificated Warrants or Direct Registration Warrants, respectively, shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Certificated Warrants or Direct Registration Warrants surrendered upon such registration of Transfer or exchange. No service charge shall be made to a Registered Holder for any registration, transfer or exchange of any Certificated Warrants or Direct Registration Warrants, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall forward any such sum collected by it to the Company or to such persons as the Company shall specify by written notice. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)     So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, shall be considered by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy, or other authorization furnished by the Depository or impair the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(c)     Subject to Sections 6.1 (c), and this Section 6.2, the Warrant Agent shall,

(ii)     in the case of Certificated Warrants, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Certificated Warrants in the Warrant Register, upon delivery by the Registered Holder thereof, at the Warrant Agent’s office designated for such purpose, of the Warrant Certificate representing such Certificated Warrants, properly completed and duly endorsed for transfer, by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such endorsement to be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Warrant Agent; and upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

(ii)     in the case of Direct Registration Warrants, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Direct Registration Warrants in the Warrant Register, upon delivery by the Registered Holder thereof, at the Warrant Agent’s office designated for such purpose, of a form of assignment substantially in the form of Exhibit D hereto, properly completed and duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Warrant Agent; and upon any such registration of transfer, new Direct Registration Warrants shall be issued to the transferee.

Section 6.3     Fractional Warrants  The Warrant Agent shall not effect any registration of Transfer or exchange which will result in the issuance of a fraction of a Warrant.

Section 6.4     Restricted Warrants; Legends. Notwithstanding anything contained in this Agreement, the Company will cause any Warrants that are distributed or issued under the Plan of Reorganization to any Person that the Company, in its sole discretion, determines may be deemed an “underwriter” under section 1145(b) of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), to be issued as Certificated Warrants represented by Warrant Certificates bearing a legend in substantially the following form, or as Direct Registration Warrants with a notation to a similar effect on the Warrant Register:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS. THESE WARRANTS (AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

The Warrant Exercise Shares issued upon exercise of any such Warrants shall be issued in the form of registered stock certificates bearing a legend indicating that transfer may be restricted under United States federal and state securities laws, or in the form of an electronic entry on the stock register maintained by the transfer agent for the Common Stock with a notation to a similar effect.

The Holder (or its transferee, as applicable) of any such Warrants or Warrant Exercise Shares, as applicable, shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the restrictive legend set forth above when (a) all such Warrants or Warrant Exercise Shares, as applicable, shall have been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such securities or (ii) disposed of pursuant to the provisions of Rule 144 or any comparable rule under the Securities Act or (b) when, in the written reasonable opinion of independent counsel for such Holder (which counsel shall be experienced in Securities Act matters and which counsel and opinion shall be reasonably satisfactory to the Company), such restrictions are no longer required in order to insure compliance with the Securities Act (including, without limitation, when all such Warrants or Warrant Exercise Shares, as applicable, could be sold in a single transaction pursuant to Rule 144 without restriction as to volume or manner of sale).

Article VII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 7.1     No Rights or Liability as Stockholder. Nothing contained in the Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The vote or consent of any Holder shall not be required with respect to any action or proceeding of the Company and no Holder shall have any right not expressly conferred hereunder or under, or by applicable Law with respect to, the Warrants or any Warrant Certificates held by such Holder. No Holder, by reason of the ownership or possession of a Warrant or Warrant Certificate, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 7.2     Notice to Registered Holders. The Company shall give notice to Registered Holders by regular mail or press release, and prompt written notice thereof to the Warrant Agent, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(a)     the payment of any dividend payable in any securities upon shares of Common Stock or the making of any distribution (other than a regular quarterly cash dividend) to all holders of Common Stock;

(b)     the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or of any other subscription rights, options or warrants;

(c)     a Pro Rata Repurchase Offer;

(d)     an Organic Change, including a Third Party Cash Sale; or

(e)     a dissolution, liquidation or winding up of the Company.

Such giving of notice shall be initiated at least ten (10) days prior to the date fixed as the record date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or of the stockholders entitled to vote on such Organic Change, dissolution, liquidation or winding up, or of the proposed date of a Third Party Sale Closing or the proposed effective date of such Pro Rata Repurchase Offer, as applicable. Such notice shall specify such record date or the date of closing the stock transfer books or proposed effective date, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with any such dividend, distribution or subscription rights, Pro Rata Repurchase Offer, Organic Change, dissolution, liquidation or winding up. For the avoidance of doubt, no such notice shall supersede or limit any adjustment called for by Section 5.1 by reason of any event as to which notice is required by this Section.

Section 7.3     Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may issue, and upon written request by the Company, the Warrant Agent shall countersign, either by manual or facsimile signature, and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor in accordance with written instructions from the Company and subject to the terms of this Section 7.3. In the case of Warrant Certificates other than Global Warrant Certificates, the Company or the Warrant Agent may in its discretion require evidence reasonably satisfactory to it of the loss, theft or destruction of such Warrant Certificate, and an open penalty surety bond satisfactory to it and holding it and the Company harmless and absent notice to the Warrant Agent that such replacement certificates have been acquired by a bona fide purchaser. Applicants for such substitute Warrant Certificates shall also comply with such other regulations and pay such other charges as the Company or the Warrant Agent may require.

Section 7.4     Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, such Warrants shall be cancelled and retired, in the case of Certificated Warrants or Direct Registration Warrants, by appropriate notation on the Warrant Register, and, in the case of Book-Entry Warrants, in accordance with the practices and procedures of the Depositary, including if required by such practices and procedure by appropriate notation on the applicable Global Warrant Certificate.

Article VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1      Resignation, Removal, Consolidation or Merger of Warrant Agent.

(a)     Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Warrant, then the Registered Holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. The Company may, at any time and for any reason at no cost to the Holders, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument signed by the Company and specifying such removal and the date when it is intended to become effective, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the Laws of the United States of America, or any state thereunder, in good standing. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

(b)     Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such Holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.1(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c)         Merger, Consolidation or Name Change of Warrant Agent.

(i)     Any Person into which the Warrant Agent may be merged or with which it may be consolidated or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.1(a). If any of the Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of any previous Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(ii)     If at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 8.2          Fees and Expenses of Warrant Agent.

(a)        Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent and will reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and expenses), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with the negotiation, preparation, delivery, administration, execution, modification, waiver, delivery, enforcement or amendment of this of this Agreement and the exercise and performance of its duties hereunder.

(b)        Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.3          Duties of Warrant Agent.

(a)        Covered Persons. References to the Warrant Agent in this Section 8.3 shall include the Warrant Agent and its affiliates, principles, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.

(b)        Liability.

(i)     The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, the Warrant Statements or in the Warrant Certificates (except, in each case, its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity or sufficiency of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except, in each case, its countersignature thereof); nor shall the Warrant Agent be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate to be complied with by the Company; nor shall the Warrant Agent be responsible for the making of any adjustment in the Exercise Price or the number and/or kind of shares issuable upon the exercise of a Warrants required under the provisions of Article V or be responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Exercise Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Exercise Shares will, when issued, be validly issued and fully paid and non-assessable. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(ii)     The Warrant Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement, instrument or document other than this Agreement, including any Warrant Certificate.

(iii)     The Warrant Agent may rely on and shall incur no liability or responsibility to the Company, any Holder, or any other Person for any action taken, suffered or omitted to be taken by it upon any notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument furnished to the Warrant Agent hereunder and believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(iv)     The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken in connection with this Agreement except to the extent that a court of competent jurisdiction determines that its own gross negligence, willful misconduct or bad faith (as each is determined by a final, nonappealable judgment) was the primary cause of any loss.

(v)     Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for any special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Notwithstanding anything contained in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement shall be limited in the aggregate to an amount equal to the annual fees paid by the Company to the Warrant Agent hereunder.

(vi)     All rights and obligations contained in this Section 8.3 shall survive the termination of this Agreement and the resignation, replacement, incapacity or removal of the Warrant Agent. All fees and expenses incurred by the Warrant Agent prior to the resignation, replacement, incapacity or removal of the Warrant Agent shall be paid by the Company in accordance with this Section 8.3 of this Agreement notwithstanding such resignation, replacement, incapacity or removal of the Warrant Agent.

(vii)     The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to the provisions of this Agreement.

(viii)     In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(ix)     In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(c)     Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Appropriate Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Agreement. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(d)     Indemnity. The Company agrees to indemnify, defend, protect and save the Warrant Agent and hold it harmless from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses, including without limitation reasonable fees and disbursements of counsel, that may be imposed on, incurred by, or asserted against such Person, at any time, and in any way relating to or arising out of or in connection with, directly or indirectly, the execution, delivery or performance of this Agreement, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of such Person; provided, however, that no such Person shall be entitled to be so indemnified, defended, protected, saved and kept harmless to the extent such loss was caused by its own gross negligence, bad faith or willful misconduct, each as determined by a final judgment of a court of competent jurisdiction. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent, which written consent shall not be unreasonably conditioned, withheld or delayed.

(e)     Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except, in each case, its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock will, when issued, be valid and fully paid and non-assessable. The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrants.

(f)     The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided that the Warrant Agent acts without gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in connection with the selection of such attorneys, agents or employees.

(g)     The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by such parties in accordance with such advice.

(h)     The Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company freely as though it was not Warrant Agent under this Agreement. Nothing contained herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(i)     The Warrant Agent shall not be required to use or risk its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Warrant Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity satisfactory to it.

Article IX

MISCELLANEOUS PROVISIONS

Section 9.1     Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.2     Notices. Unless a provision herein permits notice by way of a press release, any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one (1) Business Day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:

if to the Warrant Agent, to:

Computershare Inc.
250 Royall StCanton MA 02021
Facsimile: (781) 575-3146
Attention: Corporate Actions

with copies (which shall not constitute notice) to:

Computershare Inc.
480 Washington Boulevard, 29th Floor
Jersey City, New Jersey 07310
Facsimile: (201) 680-4610
Attention: Legal Department

if to the Company, to:

Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, New York 10022
Facsimile: (212) 785-3311
Attention: Adir Katzav

with copies (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street
Los Angeles, CA 90017
Facsimile: (213) 629-5063
Attention: Paul S. Aronzon

if to Registered Holders, at their addresses as they appear in the Warrant Register or in the records of the transfer agent or registrar for the Common Stock.

Section 9.3          Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 9.4          Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at an office designated for such purpose by the Warrant Agent, for examination by the Registered Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such Holder to submit evidence that such Holder is a Registered Holder of a Warrant.

Section 9.5          Counterparts. This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.6          Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 9.7          Amendments.

(a)         Subject to Section 9.7(b) below, this agreement may not be amended except in writing signed by the Company and the Warrant Agent.

(b)         The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants, as follows:

(i)     without the approval of any Holder in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants, or to correct or supplement any provision contained herein or in the Warrants that may be defective or inconsistent with any other provision herein or in the Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders in any material respect, or

(ii)     with the prior written consent of Requisite Holders.

(c)     Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.7, the Warrant Agent shall execute such supplement or amendment; provided that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement that affects Warrant Agent's rights, duties, immunities, liabilities or obligations hereunder. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 9.7 shall be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company shall give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof shall be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange. Any failure of the Company to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

Section 9.8     No Inconsistent Agreements; No Impairment. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Warrants or the provisions hereof. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 9.9     Integration/Entire Agreement. This Agreement (and solely with respect to the Warrants), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the Holders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrants. This Agreement and the Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 9.10     Governing Law, Etc. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the Laws of the State of New York and for all purposes shall be governed by and construed in accordance with the Laws of such State. Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 9.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 9.11     Termination. This Agreement will terminate on the earlier of (i) such date when all Warrants have been exercised with respect to all shares subject thereto, or (ii) the expiration of the Exercise Period. The provisions of Section 8.3 and this Article IX shall survive such termination and the resignation, replacement or removal of the Warrant Agent.

Section 9.12     Waiver of Trial by Jury. Each party hereto, including each Holder by its receipt of a Warrant, hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 9.13     Remedies. The Company hereby agrees that, in the event that the Company violates any provisions of the Warrants (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at law available to the Holder of such Warrant may be inadequate. In such event, the Requisite Holders and, with the prior written consent of the Requisite Holders, the holder of such Warrants, shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement and the Warrants.

Section 9.14     Severability. In the event that any one or more of the provisions contained in this Agreement or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, however, that if any such excluded provision shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to immediately resign.

Section 9.15     Customer Identification Program. The Company acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from the Company that will help the Warrant Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Warrant Agent deems necessary. The Company agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

Section 9.15      Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or carrying out of this Agreement including the fees for services set forth in the schedule attached hereto as Exhibit C shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned parties hereto as of the date first above written.

EAGLE BULK SHIPPING INC.

By:	/s/ Adir Katzav
Name: Adir Katzav
Title: Chief Financial Officer

compuTershare INC., as Warrant Agent

By:	/s/ Thomas Borbely
Name: Thomas Borbely
Title: Manager, Corporate Actions

compuTershare TRUST COMPANY N.A., as Warrant Agent

By:	/s/ Thomas Borbely
Name: Thomas Borbely
Title: Manager, Corporate Actions

EXHIBIT A-1

FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2021

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(g) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor's nominee.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF OCTOBER 15, 2014, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2021

WARRANT TO PURCHASE

3,040,540 SHARES OF COMMON STOCK OF

EAGLE BULK SHIPPING INC.*     1

CUSIP # Y2187A 135
ISSUE DATE: OCTOBER 15, 2014

No. W-1

This certifies that, for value received, Cede & Co. and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on October 15, 2021, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $27.82.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

_________________________

*	Exercisable for 3,040,540 shares of Common Stock for all Warrants in the aggregate, subject to adjustment in accordance with Article V of the Warrant Agreement.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 15th day of October, 2014.

EAGLE BULK SHIPPING INC.

By:

Print Name:

Title:

Attest:

Computershare Inc.,
as Warrant Agent

By: ______________________________
      Name:
      Title:

Address of Registered Holder for Notices (until changed in accordance with this Warrant):

Cede & Co.
55 Water Street
New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase 3,040,540 shares of Common Stock issued pursuant to the Warrant Agreement, as dated October 15, 2014 (the “Warrant Agreement”), by and among Eagle Bulk Shipping Inc. (the “Company”), and Computershare Inc. and Computershare Trust Company N.A. (together, the “Warrant Agent”). A copy of the Warrant Agreement may be inspected at the office of the Warrant Agent designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used in this Global Warrant Certificate that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

The Company shall not be required to issue fractions of Common Stock or any certificates that evidence fractional Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

¤	Exercisable for 3,040,540 shares of Common Stock for all Warrants in the aggregate, subject to adjustment in accordance with Article V of the Warrant Agreement.

EXHIBIT A-2

FACE OF WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2021

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF OCTOBER 15, 2014, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

Certificate Number ________________	Warrants ________________
CUSIP Y2187A 135

This certifies that

is the holder of

WARRANTS TO PURCHASE COMMON STOCK OF

EAGLE BULK SHIPPING INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed. Each Warrant entitles the holder and its registered assigns (collectively, the “Registered Holder”) to purchase by cashless exercise from Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on October 15, 2021, one fully paid and non-assessable share of Common Stock of the Company at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $27.82.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED
________________________ Authorized Officer

Attest: ________________________	[Corporate seal]	COUNTERSIGNED AND REGISTERED COMPUTERSHARE INC, WARRANT AGENT.
Secretary	By
AUTHORIZED SIGNATURE

REVERSE OF WARRANT CERTIFICATE

EAGLE BULK SHIPPING INC.

The Warrants evidenced by this Warrant Certificate are a part of a duly authorized issue of Warrants to purchase 3,040,540 shares of Common Stock issued pursuant to the Warrant Agreement, as dated October 15, 2014 (the “Warrant Agreement”), by and among Eagle Bulk Shipping Inc. (the “Company”), and Computershare Inc. and Computershare Trust Company N.A. (together, the “Warrant Agent”). A copy of the Warrant Agreement may be inspected at the office of the Warrant Agent designated for such purpose. The Warrant Agreement is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used in this Warrant Certificate that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

The Company shall not be required to issue fractions of Common Stock or any certificates that evidence fractional Common Stock. No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. The Warrants represented by this Warrant Certificate do not entitle the Registered Holder to any of the rights of a stockholder of the Company. The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Ten COM –	as tenants in common	UNIF GIFT MIN ACT -	Custodian
				(Cust)	(Minor)
TEN ENT –	as tenants by the entireties		under Uniform Gifts to Minor Act
(State)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -		Custodian (until age)
(Cust)

under Uniform Transfers to Minors Act
			(Minor)		(State)

 FORM OF ASSIGNMENT

For value received, _____________________________ hereby sells, assigns and transfers the Warrants to purchase shares of Eagle Bulk Shipping Inc.

Social Security or Other Taxpayer Identification Number
represented by this Warrant Certificate to:

Print name and address

and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Warrants on the Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises:

Dated: _______ , 20__	Signature: ______________________________ Name: __________________________________

Note: The above signature and name should correspond exactly with the name of the holder as it appears on the face of the certificate, in every particular without alteration or enlargement or any change whatsoever. The signature of the holder hereof must be guaranteed.

EXERCISE FORM

The undersigned Registered Holder of this Warrant Certificate hereby irrevocably elects to exercise ________________________________ Warrants for the purchase of __________________ shares of Common Stock, pursuant to the cashless exercise provisions of Section 4.3(a) of the Warrant Agreement (the total number of shares of Common Stock for which the Warrants represented hereby are being exercised before withholding for the Exercise Price), and requests that the net number of shares of Common Stock issuable upon exercise be registered as follows:

Social Security or Other Taxpayer Identification Number

Print name and address

If such Warrants shall not constitute all of the Warrants represented hereby, the undersigned requests that a new Warrant Certificate of like tenor and date for the balance of the Warrants represented hereby be issued and delivered as follows:

Social Security or Other Taxpayer Identification Number

Print name and address

Dated: _______ , 20__	Signature: ______________________________ Name: __________________________________

Note: The above signature and name should correspond exactly with the name of the holder as it appears on the face of the certificate, in every particular without alteration or enlargement or any change whatsoever.

Note: If the Common Stock, or a new Warrant Certificate representing any portion of the Warrants not exercised, is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGANTURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT B

EXERCISE FORM FOR REGISTERED HOLDERS
OF DIRECT REGISTRATION WARRANTS

(To be executed upon exercise of Warrants)

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON OCTOBER 15, 2021.

The undersigned Registered Holder, being the holder of Direct Registration Warrants of Eagle Bulk Shipping Inc., issued pursuant to that certain Warrant Agreement, as dated October 15, 2014 (the “Warrant Agreement”), by and among Eagle Bulk Shipping Inc. (the “Company”), and Computershare Inc. and Computershare Trust Company N.A. (together, the “Warrant Agent”), hereby irrevocably elects to exercise the number of Direct Registration Warrants indicated below, for the purchase of the number of shares of Common Stock indicated below, pursuant to the cashless exercise provisions of Section 4.3(a) of the Warrant Agreement. All capitalized terms used in this Exercise Form that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:	_______________________

Number of Shares of Common Stock:	_______________________ (Total number of shares of Common Stock for which the Direct Registration Warrant is being exercised, before withholding for the Exercise Price.)

The undersigned requests that the net number of shares of Common Stock issuable upon exercise of the Warrants be registered, and a statement in respect thereof be delivered, as follows:

Name: ______________________________ Social Security or Other Taxpayer Identification Number: ______________________________	Address: ______________________________ ______________________________

Dated: ___________, 20____	Signature:

Name:__________________________________________

Note: If any of the shares of Common Stock issuable upon exercise of the Warrant are to be registered in a name other than that in which the Direct Registration Warrants are registered, the signature of the holder hereof must be guaranteed.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGANTURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT C

EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrants)

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON OCTOBER 15, 2021.

The undersigned, being the beneficial holder of Book-Entry Warrants issued pursuant to that certain Warrant Agreement, as dated October 15, 2014 (the “Warrant Agreement”), by and among Eagle Bulk Shipping Inc. (the “Company”), and Computershare Inc. and Computershare Trust Company N.A. (together, the “Warrant Agent”) and held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depositary”), hereby irrevocably elects to exercise the number of Book-Entry Warrants indicated below, for the purchase the number of shares of Common Stock indicated below, pursuant to the cashless exercise provisions of Section 4.3(a) of the Warrant Agreement. All capitalized terms used in this Exercise Form that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:	_______________________

Number of Shares of Common Stock:	_______________________ (Total number of shares of Common Stock for which the Book-Entry Warrants are being exercised before withholding for the Exercise Price.)

The undersigned requests that the shares of Common Stock issuable upon exercise of the Warrants be delivered the account at the Depositary specified below.

THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT'S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

AUTHORIZED SIGNATURE:	_____________________________
NAME:	_____________________________
CAPACITY IN WHICH SIGNING:	_____________________________
DATED:	_____________________________
NAME OF PARTICIPANT:	_____________________________
ADDRESS:	_____________________________
CONTACT NAME (if different than above):	_____________________________
TELEPHONE (INCLUDING INTERNATIONAL CODE):	_____________________________
FAX (INCLUDING INTERNATIONAL CODE):	_____________________________
E-MAIL ADDRESS:	_____________________________
DEPOSITARY ACCOUNT NO.:	_____________________________

EXHIBIT D

FORM OF ASSIGNMENT

FOR REGISTERED HOLDERS
HOLDING DIRECT REGISTRATION WARRANTS
(To be executed only upon assignment of Warrants)

For value received, the undersigned Registered Holder of Direct Registration Warrants issued pursuant to that certain Warrant Agreement, as dated October 15, 2014, by and among Eagle Bulk Shipping Inc. (the “Company”), and Computershare Inc. and Computershare Trust Company N.A., hereby sells, assigns and transfers unto the Assignee(s) named below the number of Direct Registration Warrants listed opposite the respective name(s) of the Assignee(s) named below, and all other rights of the Registered Holder under said Direct Registration Warrants, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Direct Registration Warrants, as and to the extent set forth below, on the Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address of Assignee(s)	Number of Warrants

Dated: _______ , 20__	Signature: ______________________________
Name: _______________________________________

Note: The above signature and name should correspond exactly with the name of the Holder of the Direct Registration Warrants as it appears on the Warrant Register.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGANTURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.